Exhibit 10.38
EXECUTION VERSION
WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Waiver Agreement”) is made as of February 28, 2025, by and among CompoSecure, Inc., a Delaware corporation (the “Company”), Resolute Compo Holdings LLC, a Delaware limited liability company (“Resolute Compo Holdings”), and Tungsten 2024 LLC, a Delaware limited liability company (“Tungsten” and, together with the Company and Resolute Compo Holdings, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Governance Agreement (as defined below).
W I T N E S S E T H
WHEREAS, the Company, Resolute Holdings Management, Inc., a Delaware corporation, and Fradin Consulting, LLC, a California limited liability company (the “Adviser”), are parties to the Board Adviser Agreement, dated as of February 28, 2025 (the “Board Adviser Agreement”), pursuant to which the Adviser will provide advice to the Board and be granted the right to have Roger Fradin, as the Adviser Representative (as defined in the Board Adviser Agreement), attend all meetings of the Board and its committees in a non-voting observer capacity, subject to and in accordance with the terms of the Board Adviser Agreement;
WHEREAS, the Company, Resolute Compo Holdings and Tungsten are parties to the Governance Agreement, dated as of September 17, 2024 (the “Governance Agreement”);
WHEREAS, pursuant to Sections 1.2(i) and 1.2(v) of the Governance Agreement, at each meeting of the stockholders of the Company (or pursuant to any consent in lieu thereof), the Company and the Stockholder shall take all reasonable actions within their respective control (including, with respect to the Stockholder, by voting or causing to be voted all Voting Shares owned or held by the Stockholder or its Affiliates) in such manner as may be necessary to (a) fix and maintain the number of directors which shall constitute the whole Board at eleven directors (the “Board Size Requirement”) and (b) maintain on the Board for so long as the Stockholder owns or holds (whether beneficially, of record or otherwise) at least 35% of the outstanding shares of Common Stock no less than six (6) designees of the Stockholder (collectively, the “Stockholder Directors”), of which two (2) shall qualify as Independent Directors and be subject to approval of the Nomination Committee, which approval shall not be unreasonably withheld (collectively, the “Stockholder Directors Requirement”);
WHEREAS, pursuant to Section 7.9 of the Governance Agreement, any waiver by any Party of any provision of the Governance Agreement must be (a) first approved by a majority of the Independent Directors and (b) set forth in an instrument in writing signed by the parties to the Governance Agreement;
WHEREAS, the Parties desire to waive the Board Size Requirement, subject and in accordance with the terms set forth in this Waiver Agreement;
WHEREAS, with respect to the Stockholder Directors Requirement, the Stockholder desires to waive solely its right to designate a sixth (6th) Stockholder Director in accordance with the Stockholder Directors Requirement (the “Specified Stockholder Designation Right”), subject to and in accordance with the terms set forth in this Waiver Agreement; and
WHEREAS, prior to the execution and delivery of this Waiver Agreement, a majority of the Independent Directors approved the Board Size Requirement Waiver (as defined below) and the

Specified Stockholder Designation Right Waiver (as defined below) pursuant to an action by unanimous written consent of the Board, dated as of February 28, 2025.
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the Parties agree as follows:
1.Board Size Requirement Waiver. Subject to Section 3 hereof, each Party hereby (a) waives any and all of its rights, interests or benefits in, and any and all of the other Parties’ respective obligations with respect to, the Board Size Requirement, and (b) agrees not to assert or allege any rights, interests or benefits in, or any breach by the other Parties of any of their respective obligations with respect to, the Board Size Requirement (collectively, the “Board Size Requirement Waiver”); provided that if the Stockholder rescinds the Specified Stockholder Designation Right Waiver, the Board may rescind the Board Size Requirement Waiver by approval of a majority of the Independent Directors, in which case the Board Size Requirement Waiver shall be null and void and of no force or effect whatsoever.
2.Specified Stockholder Designation Right Waiver. Subject to Section 3 hereof, the Stockholder hereby (a) waives any and all of its rights, interests or benefits in, and any and all other Parties’ respective obligations with respect to, the Specified Stockholder Designation Right, and (b) agrees not to assert or allege any rights, interests or benefits in, or any breach by the other Parties of any of their respective obligations with respect to, the Specified Stockholder Designation Right (collectively, the “Specified Stockholder Designation Right Waiver”); provided that the Stockholder may rescind the Specified Stockholder Designation Right Waiver at any time in its sole discretion, in which case the Specified Stockholder Designation Right Waiver shall be null and void and of no force or effect whatsoever.
3.Effectiveness of the Waivers. Notwithstanding anything to the contrary set forth herein, and without limiting the provisions of Section 1 or Section 2 hereof, the Parties agree that if (a) Roger Fradin ceases to serve as the Adviser Representative, on behalf of the Adviser, in accordance with the Board Adviser Agreement or (b) the Board Adviser Agreement is terminated in accordance with its terms (each, a “Trigger Event”), then, upon the occurrence of any such Trigger Event, both the Board Size Requirement Waiver and the Specified Stockholder Designation Right Waiver shall be null and void and of no force or effect whatsoever.
4.Full Force and Effect.     Except as expressly modified by this Waiver Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Governance Agreement shall remain in full force and effect in accordance with their respective terms.
5.Miscellaneous. The provisions of Sections 4.1 (Representations and Warranties of the Company), 4.2 (Representations and Warranties of the Stockholder), 7.1 (Notices), 7.2 (Entire Agreement), 7.3 (Successors and Assigns), 7.4 (Counterparts), 7.5 (Governing Law), 7.6 (Submission to Jurisdiction; Waiver of Jury Trial), 7.8 (Severability), the first four sentences of Section 7.9 (Amendment; Wavier) and 7.11 (Mutual Drafting).of the Governance Agreement are hereby incorporated by reference as if set forth in this Waiver Agreement in their entirety and shall apply mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Waiver Agreement as of the date first above written.

COMPOSECURE, INC.
By:_/s/ Jonathan C. Wilk__________
Name: Jonathan C. Wilk
Title: Chief Executive Officer

RESOLUTE COMPO HOLDINGS, LLC
By: Tungsten 2024 LLC, its managing member
By: /s/ John Cote___________
Name: John Cote
Title: Manager

TUNGSTEN 2024 LLC
By:_/s/ John Cote__________
Name: John Cote
Title: Manager

[Signature Page to Waiver Agreement]